Exhibit 10.45

SECOND AMENDMENT TO THE PROFIT PARTICIPATION PLAN OF MOODY’S CORPORATION

The Profit Participation Plan of Moody’s Corporation is hereby amended, effective as of January 1, 2002, to cover the following law provisions:

•	The changes to the Plan required to comply with the requirements of the Economic Growth and Tax Reconciliation Act of 2001 are incorporated by the end of the 2002 Plan Year.

•	The changes required to reflect the changes to the final regulations under Section 401(a)(9) of the Code are incorporated by the end of the first Plan Year commencing on or after January 1, 2003.

•	The changes required to reflect the provisions under Section 401(a)(31)(B) of the Code are incorporated by the end of the first Plan Year commencing on or after March 28, 2005.

MOODY’S 2011 10-K